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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement
(Form S-8 No. 333-84659) pertaining to the BackWeb 1996 Israeli Share Option Plan, the BackWeb 1996 U.S. Share Option Plan, the BackWeb 1998 U.S. Share Option Plan and the BackWeb 1999 Employee Stock Purchase Plan of our report dated January 21, 2000, with respect to the consolidated financial statements of BackWeb Technologies Ltd. included in this Annual Report (Form 10-K) for the year ended December 31, 1999.



                                                           /s/ ERNST & YOUNG LLP


Palo Alto, California
March 28, 2000